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CCBN StreetEvents Conference Call Transcript

CPWR - Q4 2003 Compuware Corporation Earnings Conference Call

Event Date/Time: May. 12. 2004 / 5:00PM ET
Event Duration: 1 hr

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CPWR - Q4 2003 Compuware Corporation Earnings Conference Call
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CORPORATE PARTICIPANTS

   Lisa Elkin
   Compuware Corporation - VP Communication & Investor Relations

   Peter Karmanos
   Compuware Corporation - Chairman & CEO

   Tommi White
   Compuware Corporation - COO

   Bob Paul
   Covisint - CEO &President

   Jerry Smith
   Compuware Corporation - EVP IT Governance

   Hank Jallos
   Compuware Corporation - EVP Global Account Management

   Laura Fournier
   Compuware Corporation - SVP & CFO

CONFERENCE CALL PARTICIPANTS

   Damian Rinaldi
   First Albany - Analyst

   Kevin Buttigieg
   Kaufman Brothers - Analyst

   David Rudow
   Piper Jaffray - Analyst

   Kirk Materne
   Banc of America - Analyst

   Michael Malarkey (ph)
   Markson - Analyst

   Matthew Catt
   Credit Suisse First Boston - Analyst

PRESENTATION

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Operator

Hello and welcome to the Compuware Corporation fourth quarter and year-end results teleconference. At the request of Compuware this conference is being recorded for instant replay purposes. At this time I would like to turn the conference over to Miss Lisa Elkin, Vice President of Communications and Investor Relations for Compuware Corporation. Ma'am, you may begin.

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Lisa Elkin - Compuware Corporation - VP Communication & Investor Relations

Thank you very much, Marty. Good afternoon, ladies and gentlemen. Participating in today's conference call and webcast are Peter Karmanos, Chairman and Chief Executive Officer, Tommi White, Chief Operating Officer, Laura Fournier, Senior Vice President and Chief Financial Officer, Hank Jallos, Executive Vice President Global Account Management, Bob Paul, CEO and President of Covisint, and Jerry Smith, Executive Vice President IT Governance. Certain statements made during this conference call that are not historical facts including those regarding the company's future plans, objectives, and expected performance are forward-looking statements within the meaning of the federal securities laws.

These forward-looking statements represent our outlook only as of the date of the conference call. While we believe any forward-looking statements we have made are reasonable actual results could differ materially since the statements were based on our then current expectations including expectations about Changepoint and are subject to risks and uncertainties. Risks and uncertainties about the company are discussed in the company's reports filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information.

The company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise. To for those of you ho who do not have a copy I will begin by summarizing the press release except as required by applicable law. For those of you who do not have a copy, I will begin by summarizing the press release. Pete will then provide general comments, followed by Tommi who will discuss operating results. Bob will discuss Covisint business, Jerry will discuss Changepoint business, Hank will provide an update on the customer relationship and channels organizations and Laura, who will review the balance sheet items.

We will then open the call to your questions. Compuware Corporation earnings increased 50% in fourth quarter. Compuware

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CPWR - Q4 2003 Compuware Corporation Earnings Conference Call
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Corporation today announced  financial results for its fourth quarter and fiscal year ended March 31, 2004. Fourth quarter fiscal 2004 results. Compuware reports fourth quarter revenues of $337.7 million. Net income in the quarter was $33.9 million compared to $21.4 million in the fourth quarter last year. Earnings per share diluted computation were 9 cents compared to 6 cents in the same quarter last year based upon 387.2 million and 379.2 million shares outstanding respectively.

During the company's fourth quarter software license fees were $101.3 million, up more than 30% over the fourth quarter last year. Maintenance fees were $104.3 million up 1.2% from the same quarter last year. Revenue from professional services $132.2 million. Fiscal year 2004 results. During the fiscal year ended March 31, 2004 revenues were $1.26 billion. Net income was $49.8 million for fiscal 2004.

Earnings per share diluted computation were 13 cents, based upon 384.6 million shares outstanding. During the year software license fees were $296.6 million and maintenance revenue was $408.2 million. Professional services fees for fiscal year 2004 were $559.8 million. I would now like to turn the call over to Peter. Pete.

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Peter Karmanos  - Compuware Corporation - Chairman & CEO

Thanks, Lisa. Compuware recently completed a darn good fourth quarter that included a 30% year-over-year increase in software sales and a 50% year-over-year increase in earnings. If you are a Compuware customer, employee or investor you should be pleased by these results. I know I was. However, today I don't want to talk about the past. Instead I want to talk to you about Compuware's future. Our company is in an outstanding position to achieve healthy sustainable growth.

Think about the remarkable assets at our disposal in service of this goal. One, we have acquired Covisint which gives us an incredibly strong presence in the automotive vertical market. As Bob and his team continue to work on connecting the entire automotive industry you can be assured that Compuware is also look at moving this technology to other vertical markets. We expect that Covisint will bring us 25 million in revenue this fiscal year alone. I believe that figure could rise to over $100 million in a year. Our OptimalJ software for increasing the productivity of Java developers has a potential to become a $200 million a year business over time. In particular, legacy modernization projects represent a huge growing market for OptimalJ. CIOs know that 80% of their application dollars are spent on ongoing maintenance of existing applications that are critical to their business.

We can dramatically reduce these costs with OptimalJ. In fact, our customers have reported up to 90% savings in maintenance because of OptimalJ's ability to build in best practices and reduce application complexity. This is a very, very powerful value proposition that we're going to push extremely hard this fiscal year. People can change the way they develop systems and we will show them how to save enormous amounts of money. This is going to be very big.

The Compuware application reliability solution, CARS, should be a 4 to $500 million a year business over time including revenue from both products and services. The increasing complexity of applications and the increasing costliness of their failure make the need for reliable applications more pressing than ever. CIOs can't afford to fail when they're working to deliver applications to their businesses. CARS helps IT organizations by bringing together best product, practices, outstanding product and experienced people to make more efficient use of testing dollars. You cannot test complex applications any other way. Every company in the country that produces applications will need to have a CARS like process for QA.

OJ and CARS are making great impressions with customers and prospects but sales of these solutions are still moving a bit slower than we would like. Again, I would like to remind people when we Abend-AID, which is a standard for our marketplace, one of the top products ever produced by any company in the software business, took over three years to get off the ground. And once it did, it took off like crazy. So I wouldn't be skeptical or put off by the fact that our CARS sales aren't moving as fast as they should. We are asking people to change the way that they do business.

And any time you ask them to do that you find yourself being missionaries and we have avoided that most of the time but the best products of all are the ones that evolve exactly the way CARS is evolving. Every indication is that these products will be landmark offerings in our history and we will continue to fight hard to get them a bigger foothold in the market. Our Vantage products which showed incredible growth in the fourth quarter could over time bring us combined yearly revenue from the products and related services ranging from 300 to 500 million per year. In addition to the great success Vantage had this quarter, and by the way, if you go back a year and a half ago, it was a very slow starter.

In addition to the success Advantage had this quarter, it is important to understand that Compuware's performance solution extends far beyond the distributed solutions offered by some of our competitors. Our Strobe Solutions for application performance management in the mainframe environment again had an outstanding quarter. Combined with Vantage, Strobe gives Compuware the opportunity to offer comprehensive performance solution that delivers outstanding results in all the environments used by business today. That's an important point in all the environments. Compuware's acquisition of Changepoint will tie all these solutions together and help us sell them higher into organizations. Changepoint provides the hook we need to get into the CIO's office and to better understand their needs.

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CPWR - Q4 2003 Compuware Corporation Earnings Conference Call
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Over time I expect  Changepoint  revenue  to be $100  million a year in  product sales along with about $50 million in services. One amazing potential. At high end we're looking at more than $1.2 billion in organic growth opportunities in these markets. These solutions address the most pressing technical business issues in the marketplace. We must simply capitalize on the opportunities through our unique position in the industry. We separate ourselves from niche vendors because your products and service cover the entire application life cycle, not some limited slice of it that we decided was most important.

Our customers tell us they need solutions that span development, quality and performance and that is just what we deliver. They also tell us they need products and services that extend into their mainframe environment. I have been listening to the prediction of the mainframe'sn death for more than 30 years. This is nonsense. More than 95% of the fortune 500 still have their legacy systems running on the mainframe. The vast sums of money invested in these applications and their importance to the business means they are not going away any time soon.

To address business problems across the enterprise you must be able to work with big iron and few companies in the industry can match Compuware's experience in doing so. By the end of the fiscal year, I expect mainframe products and distributed products, new license revenue to be about even. This will be a very healthy balance for our business as it simply reflects what is going on in the marketplace. With all this in mind we are working extremely hard at seizing these opportunities to become a $3 billion company. My intention is to achieve that goal in 10-15% increments each year, a pace that could accelerate with continued improvements in the economy and in our execution. Everything is in place to achieve our goals.

We have great people and great products and the right markets. We have hungry sales and executive teams. We have made strategic investments in technology, sales and marketing. Our balance sheet, our cost structure, our cash flow are more than adequate to support our continuing investments in the business. As is often the case, it is now a matter of simply hard work and execution. And I can personally assure you that I will be working relentlessly in pursuit of our growth. Tommi.

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Tommi White - Compuware Corporation - COO

Thank you, Pete. The Q4 sales results we relentlessly, as previously discussed, were broad based for all of the Compuware solutions. Yield sales execution continued to improve in Q4 by closing larger integrated solution deals. Total license fees for all product lines increased 30.2% year-over-year and 25.5% sequentially. We are further encouraged by the continued growth in our active pipeline of 15%, from 394 million to 454 million. Our prepipe remains stable. The market is recognizing that a real performance solution requires the ability to span environments and technologies, from the mainframe to the web.

Our solutions provide this with Strobe , Abend-AID and Vantage product lines combining for the most complete solution on the market. We experienced blockbuster growth in both our performance solution products. Sales grew at 43% year-over-year and 26% sequentially in this product solutions set. We have some exciting now capability being added to this solution for FY '05 and expect continued momentum towards this solution at sea level attention continues to drive improvements in IT's connection to business needs while lowering costs. We also experienced very good growth in txhe quality solution products growing at 46% year-over-year and 51% sequentially. Our investments in R&D continue to improve the QA product line capability as well as mature the CARS offering. These expenditures will result in new unrivaled capabilities later this year.

We are gaining references for CARS and expect sales to continue to improve. Compuware development solutions also continued to improve. The OptimalJ product line continues to gain traction in the early adopter stage of this technology . Several adopters have completed applications with resounding results as it pertains to productivity and ongoing maintenance cost reductions. Uniface sales were stable. We expect sales next year when the majority of the customers will be on Uniface release 8 and the release of 8.4 this summer will again improve the functionality of this already industrial strength product.

The 9.0 release of Uniface is scheduled for early '06 and will enable UNIcode for easier international deployment. As mentioned in the preannouncement, we are very encouraged by the broad based sales improvement as reflected through growth in mainframe license fees and maintenance renewals, effective messages developed by our value office educated clients on the real value of Compuware Enterprise products versus the competition. Clients can now easily see that the competition has lower capability and higher resource consumption. With this better information clients are making more intelligent choices concerning real value. The changes implemented in the services business have stabilized the revenue and positively impacted profitability.

We intend to execute on our plans for realigning this business to higher margin offerings. We will continue to develop new service offerings featuring our product solutions. As evidence of our determination to provide clients product value through service offerings and strategic partnerships today we announced with SAP at the Sapphire Convention for SAP users and the press that Compuware and SAP have formalized our partner relationship with a focus North America go to market strategy. We have established a sales and marketing agreement focused on addressing customers' needs around quality assurance, testing and performance. These solutions will incorporate our mainframe as well as our distributed tools with a focus on our CARS and Advantage products.

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CPWR - Q4 2003 Compuware Corporation Earnings Conference Call
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The joint solutions are focused on lowering total cost of ownership, proactively addressing customer risk and streamlining upgrades, new deployments and the Go Live process for SAP customers. Specifically the solutions include performance and functional realization, go live planning and hot pack assessments. Built on proven solutions these offerings are flexible, scalable and cost-effective. We will be educating txhe respective North American sales and service organizations about these solutions with the intent of identifying opportunities to provide valuable benefit to our mutual customers. Each party will continue to sell their own products and services. We anticipate these offerings will begin adding to our solutions revenues in the third and fourth quarters of this fiscal year and beyond. Now, I will turn the call over to Bob. Thanks, Tommi.

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Bob Paul - Covisint - CEO &President

Before I discuss the prospects of the Covisint line of business I just wanted to reiterate how excited we all are to be part of Compuware. Incredibly strong financial, technological and organizational infrastructure provided by Compuware provides us with the very solid platform from which to grow this business. The Covisint team is now fully relocated in the Contour headquarters building and we are absolutely energized to aggressively move forward. For those of you who are unfamiliar with what Covisint is, we actually are the supply chain exchange for the automotive industry.

To be competitive in today's manufacturing, distribution and selling of complex products, you require influence, careful management and visibility into global supply chains. And this is exactly what Covisint delivers. The role of our customer, the CEO, is expanding as they are expected to provide greater interoperability of complex business processes well beyond the traditional company boundaries. Covisint provides a means to helps CIOs manage this extended enterprise. Currently, Covisint services more than 250,000 active users. Industry heavy weights such as Ford, Delphi, DaimlerChrysler, Visteon, Freightline and Mitsubishi and others manage their global supply users through this system. Within 12 months based upon existing contracts, 85% of the North American automotive supply chain will be using Covisint technology.

Furthermore, we recently signed multi year agreements with other auto industry titans, including General Motors, JCI and Leer for EDI conductivity. This next generation messaging platform is one of the components of Covisint's automotive business exchange. While as you can see we have a dominant position in the North America market, Covisint maintains a global focus as all of our clients are global in cope. To this end we are extending our services in both Europe and Asia Pacific. In addition to expanding our global footprint we will grow by automating additional business processes, by delivering more supply chain applications on this platform and by providing industry-wide supply chain metrics.

Furthermore, Covisint provides platforms for other technology providers so that existing users can achieve greater value from the overall business exchange. We think the potential for the solution we provide is limitless and at the appropriate time we will look to support other industries that are facing similar challenges to those faced by the automotive industry. Our customers are also seeing tremendous synergy between Covisint and Compuware. As Compuware expands its footprint and global leadership in the IT governance as witnessed by the recent acquisition of Changepoint, Covisint Technology will be the supply chain component of the overall IT governance model that allows CIOs to most effectively manage their extended enterprise platform. Thank you. And with that I'll turn it over to Jerry.

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Jerry Smith  - Compuware Corporation - EVP IT Governance

Thanks, Bob. As Bob had mentioned just over a week ago Compuware announced the purchase of Changepoint and we are a leader in the IT governance market. Today I am going to talk to you and give you a little further insight into this IT governance market. Specifically, there are two categories of technology service organizations that will require IT governance software and Compuware's solution addresses both. The first market which granted is smaller, but very strategic and I'm explain this in a bit, the first market is focused towards technology service organizations. Companies that sell their services to help other organizations manage technologies.

These companies grapple with effectively managing the delivery of technology in such a way as to maximize profits and, of course, keep customers happy. The second category that requires IT governance software is a much larger market. It is the IT department of every company around the world. They, too, have to effectively manage the business of delivering technology but do so with a focus on delivering the best solution at the least cost. Both internally and externally focused organizations achieve their results through proper management of their people, processes and dollars. And both organizations are seeking to better manage the business of technology.

Compuware's IT governance solution is an enterprise application that offers both internally and externally focused technology service organizations operational efficiency and visibility. Compuware's IT governance application is one code base that configures upon install and specifically meets the unique requirements of either the IT department or the externally focused technology service organization. It is interesting, today we are experiencing increased demand from both organizations of technology service organizations and we believe that this increased demand is the result of the one worldwide phenomenon, specifically, technology bust. What we are seeing is is that

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CPWR - Q4 2003 Compuware Corporation Earnings Conference Call
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company leaders are now more than ever demanding value from technology. They are no longer wowed by new screens and vaporware.

Specifically, there's no more uncapped budgets. Either show me value or profits or we're going to get somebody else. Right now with the technology bust, it's putting huge pressure on the CIO or the VP of Services and only those that achieve operational efficiency and add value will keep their jobs. From Compuware's perspective, we see a really unique benefit from serving both internally and externally focused technology service organizations. Specifically, since externally focused tech service organizations serve IT departments we see tremendous awareness of Compuware's IT governance application specifically from their interaction. Let me give you an example.

One of our customers, Microsoft, has 7800 service personnel using our IT governance app in 85 countries around the world and they are there managing the business of technology. These people, these 7800 people, are in IT departments of every company around the world and this interaction is invaluable. You just can't buy this sort of awareness. I'll interject with a story of I'm here today in Europe and I presented to 200 - 250 CIO's in the airline industry and there was a small set of technology company software and service organizations that setup exhibit booths in this conference. Well, a third of those, there was about 12 technology companies, were Changepoint customers. So I'm talking about IT governance to all these CIOs and here are NCR and Datalex from Ireland all using our application to run their business and run their technology service organization.

This is just phenomenal interaction.. So to add to that, we believe very strongly that in the upcoming months we will be announcing another world-class technology service organization adopting our IT governance app. Same goals, to dramatically improve their operational efficiency and visibility. Now, this deployment would be similar in size and reach as a Microsoft deployment. And it you put this in perspective and this is sort of the way I like to think about it is if you add this organization plus let's say Microsoft and an NCR, three of our hundreds of customers, you get a total of 20,000 individuals around the world using our IT governance applications in thousands of IT organizations around the world. This is incredible interaction and awareness. So Compuware from Changepoint's perspective are very optimistic about the growth potential of the IT governance market and that our application is without question the best solution available.

On top of that, since we serve both externally and internally focused technology service organizations we believe that no other vendor will have the awareness generated that we can simply by the interaction amongst these two groups. So we have got the best application, most widely known. Clearly we're going to be the market leader. So with that I'll pass over the call to Hank.

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Hank Jallos  - Compuware Corporation - EVP Global Account Management

Thanks, Jerry. As I mentioned on our April call we are encouraged by the growth in our maintenance revenue on both the year-over-year and sequential basis. We not only exceeded our mainframe revenue plan for Q4 but we exceeded it in almost every product line as well. While the growth was modest, it is important to point out that this was also the second consecutive quarter in which we experienced both year-over-year and a sequential maintenance revenue growth.

This maintenance revenue growth is important because it shows, despite a very competitive environment, our customers continue to renew their commitment to Compuware. Our maintenance renewal success is not limited to our mainframe software as renewal rates for our distributed offerings also continue to improve. Simply put, maintenance renewals for both our distributed and mainframe products have been great and are getting even better. Our customers stay with us because of the value our products and services deliver. To this end our dedicated customer relationship organization continues to ensure that all of our mainframe customers receive the top notch service they deserve. Additionally the customer relationship team works hard to keep our customers aware of and committed to the value we provide them.

To close, I'll give you a brief update on our global channels organization which is focused exclusively on our distributed products business. In Q4 34% of the distributed new license sales came from channels, that is through consulting partners as well as ISVs. These channels activities represented well over 200 transactions during the quarter. We continue to gain traction with a number of our business partners, particularly with Vantage and the QA product lines. We also see these partners playing an important role in the adoption of both OptimalJ and the CARS solutions in the coming quarters. As partners such as Sogeti, Spirent, BEA, Microsoft, SAP and Bearon(ph) Point further embrace our solutions, it will act as an accelerator in FY '05. Now, I would like to turn the call over to Laura. Thank you, Hank.

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Laura Fournier  - Compuware Corporation - SVP & CFO

Now, lets turn to the balance sheet which is going to be our foundation for carrying out all these plans that we've been talking to you about so far. Our final cash balance for fiscal 2004 was $767.1 million of cash and investments, an increase of 34.3% from one year ago. Cash flow from operations for the quarter was $124.9 million and $258.1 million for the year. Looking forward we expect cash flow from operations for the first quarter of fiscal 2005 to be approximately $50 million. And as you have heard, we've completed the purchase of our Changepoint stock for approximately $100 million.

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However,  we do expect the cash and investment balance to stay over $700 million at the end of the first quarter. Our current accounts receivable balance at March 31, 2004 was $452.1 million, an increase of 5.8% from the previous quarter. Days sales outstanding was 120.5 days including current installment receivables and 53.2 days excluding the installment receivables. . While our receivable balance is growing, a good thing, our over 90 day receivables remain less than 1% of the current receivable balance. As expected, the current deferred revenue increased 15% from the prior quarter to $302.8 million. We saw increases in both deferred maintenance and deferred license fees.

As of the the end of the fourth quarter the deferred license revenue included in the current balance increased to $56 million, an increase of 21.5% year-over-year. Long-term deferred revenue increased approximately 3% from the prior quarter to $300.7 million and it is basically flat to the balance one year ago. The long-term deferred license fees included in the long-term deferred revenue balance increased to $47.8 million at March 31st. Again, a 22% increase from the balance at the end of the previous year. During the fourth quarter a total of $28.4 million of license fees were deferred until future periods. Deferred license fees recognized during the quarter were $15.9 million.

Now, one note with respect to the operating statements. As you are well aware, the Euro has done very well against the dollar during the past year. This has certainly had an effect on our European operations. However, we would like to point out that we have a natural hedge within the operating statements. If revenue goes up so do our expenses. And this is exactly the scenario for the past year. We'd like you to know that the net impact on net income for fiscal 2004, as compared to the prior year, was less than $8 million. And now I'll turn the call back over to Lisa. Thank you very much, Laura. Ladies and gentlemen, we will now be happy to take your questions.

QUESTION AND ANSWER

--------------------------------------------------------------------------------

Thank you.

--------------------------------------------------------------------------------
Operator

 Participants, at this tine If you' like to ask a question simply press star one on your phone keypad. If you hear your question answered and wish to withdraw then you would press star two. Once again that's star one to ask a question and star two to cancel. One moment as questions register, please. Our first question comes from Damian Rinaldi of First Albany.

--------------------------------------------------------------------------------
Damian Rinaldi  - First Albany - Analyst

Good afternoon. I have a couple of questions. One, I'm wondering if you can comment on the expected impact of seasonality on the license and maintenance growth rates that were highlighted just a moment ago. Secondly, I'm interested in a little bit more color on the OptimalJ business. To the extent that you cited some instances of customers involved in completing pilot projects, what sort of follow-on business opportunities do you expect and over what interval do you expect that to develop? And then thirdly, I'm interested in your comments on the general demand environment and what sort of dynamics you are seeing with respect to IT spending overall?

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

Let's see. Where do we start on that one, Damian. Let's take the OptimalJ. Any client that has used OptimalJ has signed up for more and one of the nice things about the distributed market if you have something that really helps to keep buying in little lumps at a time and finally make it an advantage for the company. But we plan to take our fate into our own hands with OptimalJ. When I I talked about it being able to save that kind of money we're going out, starting this quarter, and actively pursuing people with large legacy maintenance bills and if we run into somebody, for example, the company is spending $20 million a year on one of their large strategic applications in maintenance or $100 million over the next five years, we are going to be sharing with them the fact that we believe we can rewrite and re-host if necessary that application in OptimalJ and then save them significant amounts of money on their maintenance. So we will go out and say for if you're spending $100 million, we can do the same thing for you, modernize your legacy application for $50 million or half of what you would currently spend. At $50 million it includes the cost of rewriting the application. This product is a phenomenal change,

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and it is going to create phenomenal change in our industry.  Using model driven architecture it is the answer to what we have all been looking for for the last 25 years with case tools, 3GLs, 4GLs et al.. When you're talking about being able to save 90% on the development of an application, 90% of the cost and the time and save 95% on the ongoing maintenance, our offer to do it for half the price allows us to get pretty good margins in there. We really know through our experience with all our customers that on those kind of savings are being achieved on a regular basis. We plan to really push this market over the next couple quarters but you should start to see the results almost immediately.

--------------------------------------------------------------------------------
Damian Rinaldi  - First Albany - Analyst

Okay. And then with respect to seasonality and the demand environment?

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

Well, we know right now that our first quarter is tracking way ahead of where it did last year but we still have the seasonality in our business and I'll allow Lisa to talk about that. But we think it's going to be a slight drop from last quarter to this quarter but you will see a chug consistently forward. So if we do the numbers that we think we can do this quarter, we will have a nice quarter and our year should be above the guidance that I gave before. And I'll be sorely disappointed if it isn't. And our profits should be correspondingly higher as well.

--------------------------------------------------------------------------------
Damian Rinaldi  - First Albany - Analyst

Okay. And then with respect to the demand environment, how is that effecting your confidence and how is it effecting close rates and conversion of the pipeline that Tommi talked about?

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

Our pipeline increased from last quarter to this quarter. We executed well, closed an awful lot of that business. So that is part that we understand. Demand has picked up. But also understand that we spent a lot of money in technology over the last couple of years. Put ourselves in this position. We built a sales force and spent a lot of money on that. At times it got difficult to do that in the face of not a lot of business activity. It is hard for to us to tell at this point in time how much of it is just a pickup in the market and how much of it is because of the unique nature of our product. The whole thing in this marketplace is if you can explain the value of everything you sell to your client and they can get an ROI on it, they're going to listen a lot carefully, especially if you can cut their costs today. And OptimalJ and CARS and Vantage and Strobe are all products that are doing that. But even if there wasn't a lot of demand in the marketplace, we think we are going see a significance pick up. Because we actually are saving people significant amounts of money.

--------------------------------------------------------------------------------
Damian Rinaldi  - First Albany - Analyst

Okay. Thank you.

--------------------------------------------------------------------------------
Operator

Thank you. Our next question comes from Kevin Buttigieg of Kaufman Brothers.

--------------------------------------------------------------------------------
Kevin Buttigieg  - Kaufman Brothers - Analyst

Thank you. A couple of questions. First of all, the services margins improved pretty nicely this quarter ahead of when, if you are talking about more of these value-based services coming online. I guess that was the cost cutting measures that you had put into place.

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

That margin is going to go back down and then increase more slowly over time.

--------------------------------------------------------------------------------
Kevin Buttigieg  - Kaufman Brothers - Analyst

Okay. So then by the second half of the year you would sort of expect the margins to be similar to what you produced in the current quarter for services?

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

Yes, yes, Kevin.

--------------------------------------------------------------------------------
Kevin Buttigieg  - Kaufman Brothers - Analyst

Okay. And then looking out at fiscal year '05 with about - to get to a 50% or so contribution from distributed licenses relative to the mainframe, since you said that prior to the Changepoint acquisition I would assume that that doesn't include the Changepoint contribution or would it include that?

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

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CPWR - Q4 2003 Compuware Corporation Earnings Conference Call
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No, it doesn't  include  the  Changepoint..  We would  plan to be 50/50  without
Changepoint. Hopefully Changepoint will take to us a higher distributed total overall.

--------------------------------------------------------------------------------
Kevin Buttigieg  - Kaufman Brothers - Analyst

So with that sort of contribution it looks like you would do about somewhere north of 50% growth for the full year in terms of distributed licenses if your mainframe licenses were more flattish. Does that sound about right?

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

I think the growth rate there we are expecting to be even a little higher than that.

--------------------------------------------------------------------------------
Kevin Buttigieg  - Kaufman Brothers - Analyst

Okay. Would you care to make any comments on the first quarter in terms of financial guidance? I know you talked about the full year and you talked about a kind of a ramp up towards the end of the year. But would you want to be a little bit more specific on the first quarter?

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

Well, it will be profitable.

--------------------------------------------------------------------------------
Kevin Buttigieg  - Kaufman Brothers - Analyst

Um-h'm.

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

All right. And they'll be modest first and second quarter as they always have been in our business, fortunately, and then the third and fourth quarters will be pretty good. I gave guidance of 18-24 cents for the year. I would tend toward the higher end of that guidance.

--------------------------------------------------------------------------------
Kevin Buttigieg  - Kaufman Brothers - Analyst

Okay. And then sort of a 30 - 40% achieved in the first half of the year and the 60 - 70% achieved in the second half of the year.

--------------------------------------------------------------------------------
Peter Karmanos - Compuware Corporation - Chairman & CEO

Say 40 and 60.

--------------------------------------------------------------------------------
Kevin Buttigieg - Kaufman Brothers - Analyst

Okay, 40/60.

--------------------------------------------------------------------------------
Peter Karmanos - Compuware Corporation - Chairman & CEO

But not on the profit. The profit accelerates.

--------------------------------------------------------------------------------
Kevin Buttigieg - Kaufman Brothers - Analyst

Okay. 40 to 60 on the revenue side.

--------------------------------------------------------------------------------
Peter Karmanos - Compuware Corporation - Chairman & CEO

We're expecting the profit to go up 100 to 150% this year over last year so I would put most of that in the third and fourth quarter. Okay. Are there any more plans to do any more sales hiring this year? We've got different places to fill in and we need that, but we plan to grow sales force by 5 or 10% at least.

--------------------------------------------------------------------------------
Kevin Buttigieg - Kaufman Brothers - Analyst

So the majority of the gains would really be coming from sales productivity improvements, though would you say?

--------------------------------------------------------------------------------
Peter Karmanos - Compuware Corporation - Chairman & CEO

Yeah, we're leaving nobody behind us here.

--------------------------------------------------------------------------------
Kevin Buttigieg - Kaufman Brothers - Analyst

Okay. Then just on a Changepoint. Could you talk a little bit about how much of Changepoint is being driven by CEOs that want to have a greater -- they want to look at their IT departments as more of a profit center as opposed to CIOs that might want to look for a greater justification of how their business is contributing to the business as a whole and whether or not there might be some, if any, cultural resistance from the IT department in terms of having their actions more quantifiable.

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

And more visible?

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CPWR - Q4 2003 Compuware Corporation Earnings Conference Call
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--------------------------------------------------------------------------------
Kevin Buttigieg  - Kaufman Brothers - Analyst

Yes.

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

I think those days of them resisting that are over. In fact, I think you will see the opposite phenomenon and Changepoint has seen that with a whole bunch of unsolicited requests for proposals. The IT department wants the visibility because right now it looks like a big clump of money is being spent on them and they don't know what, the CEO and the CFO don't know what they're really getting in return. In addition to the Sarbanes-Oxley thing driving the CEO and CFO, the CIO needs that visibility to be able to justify the huge investment companies are making in technology. So I think i's going to be really the opposite. They have not had a chance to get that visibility and they desperately need it because without it, there will be consistently questions and having their budgets cut.

--------------------------------------------------------------------------------
Kevin Buttigieg  - Kaufman Brothers - Analyst

Then is that an area within Changepoint where you would expect to do some additional sales hiring?

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

Oh,' ya. We're going be doing some hiring there but we also need to hire in our own sales organization to be able to take on the opportunities that are coming at us.

--------------------------------------------------------------------------------
Kevin Buttigieg  - Kaufman Brothers - Analyst

If  you  look  at  sales   hiring  that  you  have  done   domestically   versus
internationally, how would that be? Is it some what balanced or is it a little bit more so towards domestically?

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

No, it is pretty balanced all around U.S. and Europe and Asia Pacific, South America

--------------------------------------------------------------------------------
Kevin Buttigieg  - Kaufman Brothers - Analyst

Okay. And then finally a question for Laura. You described the currency impact on profits as being really negligible. Could you talk a little bit about what it was for revenues in the fourth quarter?

--------------------------------------------------------------------------------
Laura Fournier  - Compuware Corporation - SVP & CFO

In the fourth quarter the effect on total revenue was about $14 million.

--------------------------------------------------------------------------------
Kevin Buttigieg  - Kaufman Brothers - Analyst

Okay. Thank you.

--------------------------------------------------------------------------------
Operator

Thank you. Our next question comes from David Rudow of Piper Jaffray.

--------------------------------------------------------------------------------
David Rudow  - Piper Jaffray - Analyst

Good afternoon. And to go back to the Q1 guidance, are you comfortable where the street's at right now for revenue and earnings?

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

I think so. Yeah we're comfortable. Hopefully we'll be able to exceed it.

--------------------------------------------------------------------------------
David Rudow  - Piper Jaffray - Analyst

In terms of the last call back in April on the FY '05 guidance you said revenue growth in the 5-10% range and on this call you said 10 - 15. I assume that 10 - 15 includes the acquisitions?

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

I said I would like to grow the business 10-15% a year going toward. I would take 10% this year.

--------------------------------------------------------------------------------
David Rudow  - Piper Jaffray - Analyst

Okay.

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

Or the upper end of the guidance I gave and hopefully we will hit 15%.

--------------------------------------------------------------------------------
David Rudow  - Piper Jaffray - Analyst

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CPWR - Q4 2003 Compuware Corporation Earnings Conference Call
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Based on what you saw then from Q4 and what you're seeing in Q1,  mainframe will grow at about 5% for the year?

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

Yep. Mainframe will grow.

--------------------------------------------------------------------------------
David Rudow  - Piper Jaffray - Analyst

Given the strong results on mainframe what's changed in that market and what are you guys doing better now than you weren't doing a year ago, let's say?

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

It is real interesting. We were I think a victim of our own success. We had at least two of our products, probably three of them that were industry standards and if anybody moved from one company to another and if they didn't have our product they would call us and we'd bring it in and we'd do a nice job of selling and that. But it was a lot simpler. And then with the year 2000 we had a lot of resentment from customers who didn't have any choice but to buy our products. We got a backlash on that. I don't know if there was any way we could really have avoided that. It was like, okay we won't sell them to you so you won't be mad at us later on when you realize that we were the only company that had those products and you had to pay our price kind of situation we found ourselves in. That has relented but at the same time it got us back to our roots of trying to get people to understand why they would pay us 10 times as much for our products as some of the little ankle biters that are out there. Plus, then we had Big Blue come in and decide that they wanted to complete in that market space and they were going to do anything they could to build a presence and we suffered through all that stuff and now we consistently are able to deliver ROIs, have shown what the ROI would be using our product. I was just reading a report on a company that paid us five times what IBM wanted to charge for product because they understood the value that the product brought. And, really, we ignored the value of the thing for a long time. That is when we first got started. Didn't have to pipe value for 15 years. Now, we're back in that. We have got our guns loaded and now there is only one reason someone should pay you ten times as much. That is that you delivered 15 times the value or some number like that. And we do that. And plus, by the way, our numbers got low enough, not really hard to climb over those hurdles relative to what we were faced at the end of the year 2000.

--------------------------------------------------------------------------------
David Rudow  - Piper Jaffray - Analyst

Are customers pre-buying MIPs right now?

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

They are back to buying at capacity but they are careful about it. They don't buy more than they need.

--------------------------------------------------------------------------------
David Rudow  - Piper Jaffray - Analyst

Okay. And then the move of putting Linux on the mainframe, do you guys participate, or can you participate in that at all?

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

It doesn't make any difference to us.

--------------------------------------------------------------------------------
David Rudow  - Piper Jaffray - Analyst

Okay.

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

The more complex the environment the better off we are.

--------------------------------------------------------------------------------
David Rudow  - Piper Jaffray - Analyst

Okay. And then during the quarter what did Covisint contribute?

--------------------------------------------------------------------------------
Laura Fournier  - Compuware Corporation - SVP & CFO

Covisint was about a break even for the quarter.

--------------------------------------------------------------------------------
David Rudow  - Piper Jaffray - Analyst

And what were the revenues?

--------------------------------------------------------------------------------
Laura Fournier  - Compuware Corporation - SVP & CFO

Remember they were only included in the numbers for one month and they were approximately $1.5 million.

--------------------------------------------------------------------------------
David Rudow  - Piper Jaffray - Analyst

And will you break out both the IT governance piece and Covisint in the results?

--------------------------------------------------------------------------------
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CPWR - Q4 2003 Compuware Corporation Earnings Conference Call
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Laura Fournier  - Compuware Corporation - SVP & CFO

Eventually we will as they build up those organizations.

--------------------------------------------------------------------------------
David Rudow  - Piper Jaffray - Analyst

And where do those revenues lie then in terms of the product breakout?

--------------------------------------------------------------------------------
Laura Fournier  - Compuware Corporation - SVP & CFO

Covisint is included in professional services.

--------------------------------------------------------------------------------
David Rudow  - Piper Jaffray - Analyst

Okay. And IT Governance will be?

--------------------------------------------------------------------------------
Laura Fournier  - Compuware Corporation - SVP & CFO

That will be split between license fees and professional services.

--------------------------------------------------------------------------------
David Rudow  - Piper Jaffray - Analyst

And it is about what, a 50/50 split or should be right around there?

--------------------------------------------------------------------------------
Laura Fournier  - Compuware Corporation - SVP & CFO

Right around there.

--------------------------------------------------------------------------------
David Rudow  - Piper Jaffray - Analyst

Okay. All right, thank you.

--------------------------------------------------------------------------------
Operator

Thank you. And our next question comes from Kirk Materne of Banc of America.

--------------------------------------------------------------------------------
Kirk Materne  - Banc of America - Analyst

Thanks very much. Just quick question on the mainframe. Obviously you guys had a nice uptick in license revenue quarter-over-quarter. Could you just give me some color on what is going on there or just a pent-up demand, are people coming back to the market, just increasing capacity on existing applications and I guess just any thoughts on what that could look like over the next year or so?

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

The answer is all the above. Plus the fact that our Strobe product is the very hot product and it helps people make sure they don't have too much iron. We optimize the eyes of the installation. They understand where their problems are and what is taking up resource and what is not. But there is no demand. People starting to be able to spend some money. But, again, we're going back to the marketplace with our value proposition and we are pushing some business rather than rather than having it pulled by market demand.

--------------------------------------------------------------------------------
Kirk Materne  - Banc of America - Analyst

And just earlier you talked a little bit about OptimalJ. Do you see in terms of some of the re-architecture of legacy absent some of the modern languages, is that something you guys feel that you'er going to need to push into the market or do you feel that there is actually a development cycle underway and you can not only push it but also just benefit from the way it is going already?

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

We think there is some pull coming from the market but we don't think it is fast enough. And if we are willing to put our money where our mouth is and drive savings by using our product in an environment where we're committing to saving them half as much as their spending. We're going to push that way no matter how hard the pull is anyways. We have never been a company, fortunately or unfortunately, that has been able to take advantage of holes in the marketplace. We've always seemed to have to push. That is what we know best to do. If the market starts to pull the product even the better for us.

--------------------------------------------------------------------------------
Kirk Materne  - Banc of America - Analyst

Okay, thanks very much.

--------------------------------------------------------------------------------
Operator

Thank you. And we have a question from Michael Malarkey of Markson.

--------------------------------------------------------------------------------
Michael Malarkey  - Markson - Analyst

Yes, I would like to ask I guess a possibly slightly impolite question. I've owned the stock an awful long time for my clients. It seem to me that there's really a change in the culture in the company that you have raised the performance bar. I'm wondering if that is correct? Can you comment on whether or not the

--------------------------------------------------------------------------------
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CPWR - Q4 2003 Compuware Corporation Earnings Conference Call
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problems that say computer  associates,  the public problems they had has helped you?

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

No, not at all. That hasn't affected us one bit one way or the other.

--------------------------------------------------------------------------------
Michael Malarkey  - Markson - Analyst

Is it fair to say that you have raised the performance bar and would it be fair to say that after the -- I guess you had a President or a Chief Operating Officer who left several months ago. Has the personality of the company changed as a result of that and have you --

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

No, not at all. We have been in a really tough market that was exacerbated by the fact that IBM was coming full tilt boogie at us and we have spent a lot of time and energy making sure that we can eat at all levels. We also had a very strong mainframe focus in our company that we have been changing over the last three or four years. But people have been working hard all along. It is hard to get real information these days, I mean I opened up USA Today the other day and found out I was one of the most overpaid CEOs in the business. So right now my pay has been cut by 60 or 70% and my stock options aren't worth dirt. It is hard to get real facts and the fact about our company is that we've worked really hard in building good technology, really good sales force, a really good story. And pretty smart, I think, in our strategic acquisitions. Covisint and Changepoint are really going to add some sizzle. We've stuck it out with OptimalJ and CARS and we're starting to see the results of that. We have always had a fairly high performance bar. Our people are very proud of this company. They are very proud to work here. They all bucked down when we did our pay cuts and that and said Pete, you're right, we need to get more serious about the marketplace. And we need to have profits and our entire management team and all over our technicians are really focused on all that. So it is a lot of things. If we have our next two quarters are as good as we think they're going to be then everybody will forget the past and think we're really great guys, and our stock will be over priced. And then if we happen to miss a quarter then it will be underpriced. In the meantime we're just going to keep working hard because we have a business to build. We want to grow that revenue. Never want to be in the situation where we've outpaced our ability to keep growing the company and we will work hard at that.

--------------------------------------------------------------------------------
Michael Malarkey  - Markson - Analyst

Last question, if you could just clarify the pay situation because I think an objective observer might have said two years ago that the compensation levels in the company for the top people were very high. Has that been corrected? I haven't looked at latest proxy with the green eyeshade but clearly I'm going to do that as soon as I get off this call.

--------------------------------------------------------------------------------
Peter Karmanos  - Compuware Corporation - Chairman & CEO

We do stuff with our different compensation consultants to make sure that our paids are in line with the industry and we'd like to be in the 75th percentile and we work hard at that, there are a few that are over, a few that are under. But if you go through a company we took public in December of '92, had all kinds of stock options and they were good things back then. We grew the company to the point that a lot of people in this company made a lot of money because the stock grew so much that now you go back to look and say boy you made a lot of money, but we made the money because we grew the business enormously. We grew the profits of this business enormously. Even based on our IPO at today's prices. Let's assume that somehow we ended the day close to $7 a share. That would be $56 a share relative to our original IPO price of $16, I believe or $22. I can't remember. Anyways, we are either 3 or 400% above there and we have been as high as 1800% over our IPO, original IPO price. If you go back to most companies you can take them over a ten year period of time, say how do they stack up. I think we stack up pretty good. If you take it over the last three year or five years, depending on the bend that the person wants to put on their article, we look pretty crumby. But that is comparing it to our all-time high and then our and then what is our stock toda. I would like to look at it over time and then if I really wanted to get cute I could take the last year and a half and say look, we have increased the value to a shareholder 300%. There are some people are very, very happy with us today because they bought the stock at $2.37 a share. Today it is selling for $7 a share. They do not think I'm a SCHMUCK. People that bought it at $38 a share and now it's selling for 7, think I'm a schmuck. And there's nothing I can do about that.

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Michael Malarkey  - Markson - Analyst

(Laughter)

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Peter Karmanos  - Compuware Corporation - Chairman & CEO

But to answer your question, we think our pays are in line. When people try to take the value of stock options and add them in using Black-Scholes you always get an interesting result. It sure looks like you made a lot of money even though on paper it is absolutely worthless.

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                                                                FINAL TRANSCRIPT
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CPWR - Q4 2003 Compuware Corporation Earnings Conference Call
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Michael Malarkey  - Markson - Analyst

Thank you very much.

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Peter Karmanos  - Compuware Corporation - Chairman & CEO

You're welcome.

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Operator

Thank you. And our next question comes from John Rizzuto of Credit Suisse First Boston.

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Matthew Catt  - Credit Suisse First Boston - Analyst

It is actually Matthew Catt on the call for John. Just a quick question on the deferreds. If I look at the cash flow statement it looked like total deferred increased about 16 million in the quarter or so but on the balance sheet it looks like total deferred revenue was up about 48. Somebody can help me reconcile that?

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Laura Fournier  - Compuware Corporation - SVP & CFO

You have to also remember we brought Covisint during that quarter so you can't calculate the statement of cash flows from the balance sheet.

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Matthew Catt  - Credit Suisse First Boston - Analyst

How much of deferred came from Covisint?

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Laura Fournier  - Compuware Corporation - SVP & CFO

Well, they built some up over the time. We had to take the net present value of their deferreds and I don't have that number right off the top of my head.

--------------------------------------------------------------------------------
Matthew Catt  - Credit Suisse First Boston - Analyst

Great, thank you.

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Peter Karmanos  - Compuware Corporation - Chairman & CEO

Everything that happened deferred this quarter was good thing.

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Matthew Catt  - Credit Suisse First Boston - Analyst

Um-h'm.

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Peter Karmanos  - Compuware Corporation - Chairman & CEO

I mean we keep building up that bank of revenues that we are deferring and that helps you every quarter. So we want to get that number as high as we can get it. It will make our numbers for the quarter on the actual billing. This quarter it went up $14 million or so on that part alone. That is the good part.

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Matthew Catt  - Credit Suisse First Boston - Analyst

Um-h'm. Great, thank you.

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Peter Karmanos  - Compuware Corporation - Chairman & CEO

Um-h'm.

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Operator

Thank you. Actually, ladies and gentlemen, at this time we have to conclude the question and answer portion of today's conference call and I would like to turn the conference back over to Ms. Lisa Elkin.

--------------------------------------------------------------------------------
Lisa Elkin  - Compuware Corporation - VP Communication & Investor Relations

Thank you very much. At this time we will adjourn this conference call. Thank you very much for your time and interest in Compuware and we hope you have a pleasant evening.

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(C) 2004 CCBN.com, Inc. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of CCBN.com, Inc.

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
CPWR - Q4 2003 Compuware Corporation Earnings Conference Call
--------------------------------------------------------------------------------

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